Exhibit 99.1

Report of Independent Certified Public Accounting Firm

The Stockholder

Cornerstar BBQ, Inc., Larkridge BBQ, Inc., Quebec Square BBQ, Inc., and Razorback BBQ, Inc.

Centennial, Colorado

We have audited the accompanying combined financial statements of Cornerstar BBQ, Inc., Larkridge BBQ, Inc., Quebec Square BBQ, Inc., and Razorback BBQ, Inc., subsidiaries of Legendary BBQ, Inc., which comprise the combined balance sheet as of December 24, 2017 and the related combined statements of income, equity (deficit), and cash flows for the year then ended, and the related notes to the combined financial statements.

Management’s Responsibility for the Combined Financial Statements

Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these combined financial statements based on our audit.  We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements.  The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error.  In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control.  Accordingly, we express no such opinion.  An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Cornerstar BBQ, Inc., Larkridge BBQ, Inc., Quebec Square BBQ, Inc., and Razorback BBQ, Inc. as of December 24, 2017, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Lurie, LLP
Minneapolis, Minnesota
May 14, 2019

Cornerstar BBQ, Inc., Larkridge BBQ, Inc., Quebec Square BBQ, Inc., and Razorback BBQ, Inc.

Combined Balance Sheet

As of December 24, 2017

ASSETS
Cash and cash equivalents	$128,085
Accounts receivable, net	150,243
Inventories	111,919
Prepaid expenses and other current assets	66,654
Total current assets	456,901

Property and equipment, net	1,253,963
Intangible assets, net	96,884
Total assets	$1,807,748

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$730,655
Other current liabilities	1,033,518
Deferred rent	21,403
Current portion of capital lease obligations	26,881
Total current liabilities	1,812,457

Deferred rent	420,280
Capital lease obligations, net of current portion	53,781
Total liabilities	2,286,518

Common stock	400
Additional paid-in capital	824,293
Retained earnings (accumulated deficit)	(1,303,463)
Total stockholders’ equity	(478,770)

Total liabilities and equity	$1,807,748

See accompanying notes to combined financial statements

Cornerstar BBQ, Inc., Larkridge BBQ, Inc., Quebec Square BBQ, Inc., and Razorback BBQ, Inc.

Combined Statement of Income

For the Year Ended December 24, 2017

Restaurant sales, net	$17,064,059

Operating expenses
Food and beverage costs	4,913,561
Labor and benefits costs	5,040,204
Operating expenses	3,369,009
Depreciation and amortization	341,198
General and administrative expenses	2,278,403
Total costs and expenses	15,942,375

Income (loss) from operations	1,121,684

Interest expense, net	51,447

Net income (loss)	$1,070,237

See accompanying notes to combined financial statements

Cornerstar BBQ, Inc., Larkridge BBQ, Inc., Quebec Square BBQ, Inc., and Razorback BBQ, Inc.

Combined Statement of Equity (Deficit)

	Common Stock	Additional Paid-in Capital	Accumulated Deficit	Total Equity (Deficit)
Balance, December 25, 2016	$400	$824,293	$(1,218,613)	$(393,920)
Net income	-	-	1,070,237	1,070,237
Distributions	-	-	(1,155,087)	(1,155,087)
Balance, December 24, 2017	$400	$824,293	$(1,303,463)	$(478,770)

See accompanying notes to combined financial statements

Cornerstar BBQ, Inc., Larkridge BBQ, Inc., Quebec Square BBQ, Inc., and Razorback BBQ, Inc.

Combined Statement of Cash Flows

For the Year Ended December 24, 2017

Cash flows from operating activities
Net income	$1,070,237
Adjustments to reconcile net income to cash flows provided by operations
Depreciation and amortization	341,198
Deferred rent	5,991
Change in operating assets and liabilities
Accounts receivable, net	(93,388)
Inventories	13,487
Prepaid expenses and other current assets	47,372
Accounts payable	(207,609)
Other current liabilities	268,438
Net cash provided by operating activities	1,445,726

Cash flows from investing activities
Payments to acquire capital assets	(53,205)

Cash flows from financing activities
Payments on long-term debt	(146,980)
Payments of capital lease obligations	(24,399)
Distributions	(1,155,087)
Net cash used in financing activities	(1,326,466)

Net increase in cash and cash equivalents	66,055
Cash and cash equivalents, beginning	62,030
Cash and cash equivalents, ending	$128,085

Supplemental cash flow information:

Cash paid for interest, net	$51,447

See accompanying notes to combined financial statements

NOTE 1 – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations and Principles of Combination

The accompanying combined financial statements include the operations of Cornerstar BBQ, Inc., Larkridge BBQ, Inc., Quebec Square BBQ, Inc. and Razorback BBQ, Inc. (collectively the “Company”), subsidiaries of Legendary BBQ, Inc. (“Legendary”).

These combined financial statements were prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). All inter-company transactions and balances have been eliminated.

The Company is a franchisee of Famous Dave’s of America, Inc. (“FDA”) and is in the business of operating Famous Dave’s restaurants in Colorado.

Use of estimates

The preparation of combined financial statements in conformity with GAAP requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of sales and expenses during the reporting period. Actual results could differ materially from those estimates.

Fiscal year

The Company’s fiscal year ends on the last Sunday in December and is generally 52 weeks; however, it periodically consists of 53 weeks. The fiscal year ended December 24, 2017 (fiscal 2017) consisted of 52 weeks.

Income taxes

The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Accordingly, these combined financial statements do not include a provision for income taxes because the earnings and losses are included in the stockholder’s income tax return.

Accounting principles generally accepted in the United States of America require management to evaluate tax positions taken by the Company and recognize a tax liability (or asset) if the Company has taken an uncertain position that more likely than not would not be sustained upon examination by the Internal Revenue Service. Management has analyzed the tax positions taken by the Company and has concluded that as of December 24, 2017, there are no uncertain positions taken or expected to be taken that would require recognition of a liability (or asset) or disclosure in the combined financial statements. The Company is subject to routine audits by taxing jurisdictions; however, there are currently no audits for any tax periods in progress. Management believes the Company is no longer subject to income tax examinations for years prior to 2014.

Sales taxes

The Company’s accounting policy is to exclude the tax collected and remitted from sales and expenses.

Cash and cash equivalents

Cash equivalents include all investments with original maturities of three months or less or which are readily convertible into known amounts of cash and are not legally restricted. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $250,000, while the remaining balances are uninsured. There have been no losses of uninsured amounts and the Company does not anticipate such losses.

Accounts receivable and revenue recognition

The Company’s trade accounts receivable are generally related to catering sales. Trade accounts receivable are reported at the amount management expects to collect from outstanding balances. No allowance for doubtful accounts receivable was considered necessary at December 24, 2017.

Sales are recognized daily from each restaurant’s point of sale system. Sales of gift cards are deferred until utilized by the customer as a form of payment.

Inventories

Inventories consist of food, liquor and retail goods that are recorded at the lower of cost (first-in, first-out) or net realizable value.

Prepaid expenses and other current assets

Prepaid expenses and other current assets generally consist of prepaid insurance and deposits. Prepaid insurance is recognized ratably in operating expense over the period of future benefit.

Property and equipment, net

Property and equipment are stated at cost, net of accumulated depreciation. The Company recognizes depreciation expense utilizing the straight-line method once an asset has been placed into service. The following table outlines the useful lives of our major classes of property and equipment:

Leasehold improvements (estimated life or lease term, if less)	6 - 19 years
Furniture, fixtures, and equipment	3 - 15 years

The Company evaluates restaurant sites and other long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. There was no indication of impairment for the year ended December 24, 2017.

Intangible Assets

Amortizable intangible assets consist of franchise fees and area development fees. These assets are stated at cost, net of accumulated amortization, and are amortized over 20 years.

Deferred Rent

Certain operating leases provide for minimum annual payments that increase over the life of the lease. Typically, the Company’s operating leases contain renewal options under which we may extend the initial lease terms for periods of 5 to 10 years. The aggregate minimum annual payments are expensed on a straight-line basis commencing at the start of the lease and extending over the term of the related lease, including option renewals as deemed reasonably assured. The amount by which straight-line rent exceeds actual lease payment requirements in the early years of the lease is accrued as a deferred rent liability and reduced in later years when the actual cash payment requirements exceed the straight-line expense. The Company also accounts, in its straight-line computation, for the effect of any "rental holidays", "free rent periods", and "landlord incentives or allowances.”

Advertising

Advertising costs are charged to expense as incurred. Advertising costs were approximately $731,000 for the year ended December 24, 2017 and are included in operating expenses in the combined statements of income.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2014‑09 Revenue from Contracts with Customers (Topic 606). ASU 2014‑09 supersedes the current revenue recognition guidance, including industry-specific guidance. The guidance introduces a five-step model to achieve its core principal of the entity recognizing revenue to depict the transfer of goods or services to customers at an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In March 2016, the FASB issued ASU 2016‑04, Liabilities - Extinguishments of Liabilities: Recognition of Breakage for Certain Prepaid Stored-Value Products. ASU 2016‑04 provides specific guidance for the de-recognition of prepaid stored-value product liabilities. In March 2016, the FASB issued ASU 2016‑08, Revenue from Contracts with Customers: Principal versus Agent Considerations (Reporting Revenue Gross versus Net). ASU 2016‑08 provides specific guidance to determine whether an entity is providing a specified good or service itself or is arranging for the good or service to be provided by another party. In April 2016, the FASB issued ASU 2016‑10, "Revenue from Contracts with Customers: Identifying Performance Obligations and Licensing." ASU 2016‑10 provides clarification on the subjects of identifying performance obligations and licensing implementation guidance.

The requirements for these standards relating to Topic 606 will be effective for annual periods beginning after December 15, 2018. The Company will adopt these standards upon their effective date. The Company has substantially completed its evaluation of the standard, and its assessment concludes that the new revenue recognition standard will not materially impact the recognition of restaurant sales, the Company’s primary source of revenue, or any other revenue stream.

In February 2016, the FASB issued ASU 2016‑02, Leases. ASU 2016‑02 requires that lease arrangements longer than 12 months result in a lessee recognizing a lease asset and liability. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the statement of income. The updated guidance is effective for annual periods beginning after December 15, 2019, and early adoption is permitted. The Company has analyzed the impact of the new standard and concluded that the adoption of ASU 2016‑02 will materially impact its combined financial statements by significantly increasing its non-current assets and non-current liabilities on its combined balance sheets in order to record the right of use assets and related lease liabilities for existing operating leases. With respect to implementation, the Company is currently reviewing the accounting standard and is not yet able to estimate the impact on its combined financial statements.

NOTE 2 – PROPERTY AND EQUIPMENT, NET

Property and equipment are comprised of the following:

Restaurant furniture, fixtures and equipment	$2,847,787
Leasehold improvements	3,345,126
Property and equipment, gross	6,192,913
Less: accumulated depreciation	(4,938,950)
Property and equipment, net	$1,253,963

Depreciation expense for the year ended December 24, 2017 was approximately $331,000.

NOTE 3 – INTANGIBLE ASSETS, NET

Intangible assets are comprised of the following:

Franchise fees	$160,000
Area development fees	40,000
Intangible assets, gross	200,000
Less: accumulated amortization	(103,116)
Intangible assets, net	$96,884

Amortization expense for the year ended December 24, 2017 was approximately $10,000.

Future amortization expense, as of December 24, 2017 is projected to be as follows:

Fiscal 2018	$9,973
Fiscal 2019	9,973
Fiscal 2020	9,973
Fiscal 2021	9,973
Fiscal 2022	9,973
Thereafter	47,019
Total	$96,884

NOTE 4 – OTHER CURRENT LIABILITIES

Other current liabilities are comprised of the following:

Accrued compensation and other	$323,903
Sales tax payable	426,229
Gift card liability	185,065
Due to franchisor	98,321
Total	$1,033,518

NOTE 5 – COMMITMENTS AND CONTINGENCIES

The Company leases its point of sale equipment, which are accounted for as capital lease obligations. Equipment under capital leases had a cost of $96,353 and accumulated amortization of $41,784 at December 24, 2017. A reconciliation of scheduled future minimum lease payments to net capital lease obligations are summarized as follows:

Fiscal 2018	$33,546
Fiscal 2019	33,546
Fiscal 2020	25,160
Total future payments	92,252
Less: amounts attributable to interest	(11,590)
Capital lease liability	80,662
Current portion of capital lease liability	(26,881)
Capital lease obligation, net of current portion	$53,781

The Company’s operating lease terms generally include renewal options, and require the Company to pay a proportionate share of real estate taxes, insurance, common area maintenance, and other operating costs. Total rent expense for the year ended December 24, 2017 was approximately $941,000.

Scheduled future minimum lease payments for each of the five years and thereafter for non-cancelable operating leases for existing restaurants with initial or remaining lease terms in excess of one year at December 24, 2017 are summarized as follows:

Fiscal 2018	$931,425
Fiscal 2019	932,271
Fiscal 2020	877,406
Fiscal 2021	810,336
Fiscal 2022	814,091
Thereafter	3,962,255
Total	$8,327,784

Company is required to pay FDA royalties (5% of net sales) on all of its restaurants and advertising fund contributions of net sales (1%) on two of its restaurants. Additionally, the Company is required to spend 1.5% of net sales on local advertising. The Company incurred approximately $796,000 of royalties to FDA during the year ended December 24, 2017, which is included in general and administrative expenses.

The Company is a guarantor of a business loan agreement by Legendary; Great Northern Cattle Co.; and Basic Food Group, Inc. In the event of default, the Company could be liable to repay $4.6 million. As of December 24, 2017, the Company does not believe that it will be required to perform against this guarantee. See Note 6 – Related Party Transactions. As of December 24, 2017, Legendary had a payable in the amount of $248,000 related to payroll taxes for employees of the Company, which the Company may be required to repay in the event of default by Legendary.

The Company is subject to ordinary and routine legal proceedings, as well as demands, claims and threatened litigation, which arise in the ordinary course of its business. The ultimate outcome of any litigation is uncertain. The Company has insured and continues to insure against most of these types of claims. A judgment on any claim not covered by or in excess of insurance coverage could materially adversely affect the Company’s financial condition or results of operations.

NOTE 6 – RELATED PARTY TRANSACTIONS

The Company has a management agreement with Basic Food Group, Inc. (“BFG”), a subsidiary of Legendary. BFG provides restaurant and corporate management services to the Company. Avenue Bar and Grill, Inc. dba Avenue Grill (“Avenue”) and Great Northern Tavern DTC, Inc. (“GNT”) own and operate restaurant concepts other than Famous Dave’s restaurants. William Ferguson is the sole owner of Legendary and Avenue and the majority owner of GNT. Great Northern Cattle Co. (“GNCC”) was formed to hold real property and owns the restaurant facility occupied by Avenue.

During the year ended December 24, 2017, the Company incurred approximately $843,000 of management expenses to BFG, which are included in general and administrative expenses. The Company receives capital contributions from Legendary to fund its operations and also makes capital distributions to Legendary for the purposes of funding the operations of the aforementioned related parties.

NOTE 7 – SUBSEQUENT EVENTS

On January 29, 2019, Famous Dave’s Ribs. Inc. (“Ribs”), a wholly owned subsidiary of FDA entered into an asset purchase agreement (the “APA”), by and between Legendary BBQ, Inc., Cornerstar BBQ, Inc., Razorback BBQ, Inc., Larkridge BBQ, Inc., Mesa Mall BBQ, Inc., and Quebec Square BBQ, Inc. to purchase the assets and operations the Company’s restaurants (the “Purchased Restaurants”).

Pursuant to the APA, the contract purchase price for the Purchased Restaurants is approximately $4,100,000, exclusive of closing costs, plus an amount equal to the book value of the restaurant inventory, plus the assumption the gift card liability associated with the Purchased Restaurants. The transaction, excluding Mesa Mall BBQ, Inc., closed on March 4, 2019.

Management has evaluated subsequent events through May 14, 2019, the date at which the combined financial statements were available to be issued.